UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013

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Gran Tierra Energy Inc.

(Exact name of Registrant as specified in its charter)

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Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices)

(403) 265-3221

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 11, 2012, Gran Tierra Energy Colombia Ltd. (“Gran Tierra Colombia”) and Petrolifera Petroleum (Colombia) Limited (“Petrolifera Colombia”), both wholly owned indirect subsidiaries of Gran Tierra Energy Inc., each entered into a Crude Oil Sales / Purchase Agreement, dated as of December 3, 2012, with Gunvor Colombia SAS (each, a “Purchase Agreement”) for the sale of crude oil to Gunvor. Pursuant to the Purchase Agreements, each of Gran Tierra Colombia and Petrolifera Colombia may sell on average up to approximately 4,000 barrels of crude oil per day during the term of the respective Purchase Agreement, which is one year (unless terminated by one of the parties to the Purchase Agreement with 90 days notice, or earlier upon other specified events). Gran Tierra Colombia and Petrolifera Colombia are under no obligation to sell any crude oil until such time as they specify for a particular day the amount of crude oil they wish to sell to Gunvor.

On November 22, 2013, each of Gran Tierra Colombia and Petrolifera Colombia entered into an addendum with Gunvor to its respective Purchase Agreement to extend the terms of the Purchase Agreement by one year to December 2, 2014. No other provisions of the Purchase Agreements were amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
	Name:	David Hardy
	Title:	General Counsel, Vice President, Legal and Secretary

Dated: November 27 , 2013